UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6946 N Academy Blvd., Suite B #254 Colorado Springs, Colorado	80918
(Address of principal executive offices)	(Zip Code)

1-888-889-0888

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01

Other Events

Cannabis Science, Inc. (the “Company”) wishes to update its current and former shareholders regarding the previously approved share dividend, which was filed on a Definitive Schedule 14C with the Commission on August 18, 2011.  The Company will use its bets efforts to issue the share dividend, which is one new share of Class A common stock for each ten shares of common stock that they owned as of December 31, 2010.  In addition to this dividend, the Company intends to file a new Information Statement pursuant to Section 14(C) to issue a new dividend to shareholders as of October 9, 2015.  The Company intends to seek the approval to issue a dividend of one share of Class A common stock for each one hundred shares owned by shareholders of record as of October 9, 2015.  Both dividends will also carry a warrant that will give each shareholder of record a share purchase warrant consisting of an option to purchase one additional share of Class A common stock for each special dividend share received.  Each warrant will be exercisable into one share of Class A stock at a price of $1.00 per share for a period of three months after all the proposed changes officially take effect.  The Company also plans to apply for a unique and separate trading symbol for its shares of Class A common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.
Date: August 17, 2015	By: /s/ Raymond C. Dabney
Raymond C. Dabney, President & C.E.O.